Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-effective Amendment No. 1 to Registration Statement No. 333-227814 of our report dated March 14, 2018, relating to the financial statements of Intellia Therapeutics, Inc., appearing in the Annual Report on Form 10-K of Intellia Therapeutics, Inc. for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 27, 2019